EXHIBIT F

                    Amendment No. 1 to the Venture Agreement

                  This AMENDMENT NO. 1 TO THE VENTURE AGREEMENT ("Agreement") is entered into the 7th day of April 2000, amongst Travelers Limited Real Estate Mezzanine Investments I, LLC, a Delaware limited liability company ("Limited REMI I"), Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company, Travelers Limited Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company, CT-F1, LLC, a Delaware limited liability company ("CT-F1"), CT-F2-GP, LLC, a Delaware limited liability company, CT-F2-LP, LLC, a Delaware limited liability company, CT Investment Management Co., LLC, a Delaware limited liability company, and Capital Trust, Inc., a Maryland corporation.

                                   WITNESSETH:

                  WHEREAS, the parties hereto are parties to that certain Venture Agreement dated as of March 8, 2000 (the "Venture Agreement");

                  WHEREAS, the parties hereto desire to amend the Venture Agreement to extend the time period within which each of Limited REMI I and CT-F1 have to exercise their right to terminate the Venture Agreement pursuant to Section 2.12(e) of the Venture Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

         Section 1.        Certain Definitions.

                      (a) Capitalized terms used in this Agreement without definition shall have the meanings set forth in the Venture Agreement.

         Section 2.        Amendment.

                      (a) The first sentence of Section 2.12(e) of the Venture Agreement is hereby amended to delete the words "if within 30 days of the date hereof" and replacing them with the words "if within 48 days of the date hereof (i.e., April 24, 2000)".

         Section 3.        Miscellaneous.

                      (a) Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Venture Agreement are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

                      (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party and their respective successors and permitted assigns.

                      (c) Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

                      (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

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CAPITAL TRUST, INC.                          TRAVELERS LIMITED REAL ESTATE
                                             MEZZANINE INVESTMENTS I, LLC

By: /s/                                      By:
    -------------------------------------        -------------------------------------
    John R. Klopp                                Michael Watson
    Chief Executive Officer                      Vice President

CF-F1, LLC                                   TRAVELERS GENERAL REAL ESTATE
By: Capital Trust, Inc., sole Member         MEZZANINE INVESTMENTS II, LLC


By: /s/                                      By:
    -------------------------------------        -------------------------------------
    John R. Klopp                                Michael Watson
    Chief Executive Officer                      Vice President

CT-F2-GP, LLC                                TRAVELERS LIMITED REAL ESTATE
By: Capital Trust, Inc., sole Member         MEZZANINE INVESTMENTS II, LLC


By: /s/                                      By:
    -------------------------------------        -------------------------------------
    John R. Klopp                                Michael Watson
    Chief Executive Officer                      Vice President

CT-F2-LP, LLC                                CT INVESTMENT MANAGEMENT CO., LLC
By: Capital Trust, Inc., sole Member         By: Capital Trust, Inc., sole Member


By: /s/                                      By: /s/
    -------------------------------------        -------------------------------------
    John R. Klopp                            John R. Klopp
    Chief Executive Officer                  Chief Executive Officer
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